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                                                                   Exhibit 7(gg)

                                     Form of
                                LETTER AGREEMENT

April 20, 2009

State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

To Whom It May Concern:

Please be advised that Janus Aspen Series (the "Trust") has established Janus Aspen Modular Portfolio Construction Portfolio as a new series of the Trust, effective on or about May 1, 2009. Pursuant to the existing Amended and Restated Custodian Contract between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS ASPEN SERIES


By:
   ------------------------------------------
   Stephanie Grauerholz-Lofton,
   Vice President and Secretary


STATE STREET BANK AND TRUST COMPANY


By:
   ------------------------------------------

Agreed to this ____ day of _____________ 2009

cc: Rodney DeWalt